UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 1999



                             CLECO UTILITY GROUP INC.
              (Exact name of registrant as specified in its charter)




       Louisiana                      1-5663                 72-0244480
(State or other jurisdiction   (Commission file number)    (IRS Employer
     of incorporation)                                   Identification No.)


      2030 Donahue Ferry Road,                               71360-5226
        Pineville, Louisiana                                 (Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code:    318-484-7400




                             CLECO CORPORATION
       (Former name or former address, if changed since last report)























Item 5.     Other Events

PINEVILLE, LA., July 1, 1999 -- Cleco Corporation (NYSE, PCX: CNL) announced that effective today, it has completed the formation of an energy services holding company. The holding company has adopted the Cleco Corporation name. Under the holding company structure, Cleco Corporation will be the parent company of three core businesses: Cleco Utility Group, Inc., Cleco Midstream Resources LLC and Utility Construction & Technology Solutions LLC (UtiliTech Solutions).

"The holding company structure will allow us to operate the regulated utility while at the same time aggressively pursuing growth opportunities in less regulated markets," said Greg Nesbitt, Chairman and Chief Executive Officer. Cleco Corporation common stock will continue to be traded on the New York and Pacific Stock Exchanges under the symbol "CNL."

Cleco Corporation is an energy services company based in Pineville, La., that provides regulated electric utility service to 242,000 retail customers in Louisiana; develops and operates generation facilities; develops natural gas assets; offers energy services; and provides electric distribution line construction and engineering services.


Item 7.  Financial Statements and Exhibits

(c) Exhibits

     1. News release dated July 1, 1999 announcing Cleco's completed formation of an energy services holding company.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Cleco Utility Group Inc.
                                              (Registrant)

Date: July 6, 1999                        /s/ Gregory L. Nesbitt
                                           -----------------------
                                           Gregory L. Nesbitt
                                           Chief Executive Officer and
                                           Chairman of the Board